UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION

              INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE
                        SECURITIES EXCHANGE ACT OF 1934

[X] Filed by the Registrant [ ] Filed by a Party other than the Registrant

Check the appropriate box:
[ ] Preliminary Information Statement
[X] Definitive Information Statement Only
[ ] Confidential, for Use of the Commission (as permitted by Rule 14c)

                                  WINECOM, INC.
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                (Name of Registrant as Specified In Its Charter)

Name of Person(s) Filing Information Statement, if other than Registrant:

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Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14C-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount previously paid:
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    2) Form, Schedule or Registration Statement No.:
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    3) Filing Party:
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    4) Date Filed:
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
                       SCHEDULE 14C INFORMATION STATEMENT
  Pursuant to Regulation 14C of the Securities Exchange Act of 1934 as amended

                                  WINECOM, INC.
                               1222 SE 47th Street
                           Cape Coral, Florida, 33904

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is furnished by the Board of Directors of Winecom, Inc., a Nevada corporation ("we", "our", "us"), to the holders of record at the close of business on the record date, August 15, 2012 of our outstanding common stock, $0.0001 par value per share, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. This Information Statement is being furnished to such stockholders for the purpose of informing the stockholders in regards to:

     1. an amendment to our Articles of Incorporation to change our name from Winecom, Inc., to Green Innovations Ltd.;

     2.   an  amendment  to  our  Articles  of  Incorporation  to  increase  the authorized number of shares of our common stock from 100,000,000 shares to 150,000,000 shares, par value of $0.0001 per share; and

     3. a split of our current issued and outstanding common shares on the basis of 20 new common shares for 1 old common share.

     (collectively, the "Amendments").

Our Board of Directors approved the Amendments for the change in our name, the increase in our authorized capital and the split of our common shares in order to enhance our corporation's ability to attract future financing and help effect a potential business combination.

Our Board of Directors unanimously approved the Amendments on August 15, 2012.

Subsequent to our Board of Directors' approval of the Amendments, the holder of the majority of the outstanding shares of our corporation gave us their written consent to the Amendments on August 15, 2012. Therefore, following the expiration of the twenty-day (20) period mandated by Rule 14c and the provisions of Chapter 78 of the Nevada Revised Statutes, our corporation will file a Certificate of Amendment to amend our Articles of Incorporation to give effect to the Amendments. We will not file the Certificate of Amendment to our Articles of Incorporation until at least twenty (20) days after the filing and mailing of this Information Statement.

The proposed Certificate of Amendment to our Articles of Incorporation is attached hereto as Schedule A. The Certificate of Amendment will become effective when they are filed with the Nevada Secretary of State. We anticipate that such filing will occur twenty (20) days after this Information Statement is first mailed to our shareholders.

The entire cost of furnishing this Information Statement will be borne by our corporation. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held of record by them.

Our Board of Directors has fixed the close of business on August 15, 2012 as the record date for the determination of shareholders who are entitled to receive this Information Statement. There were 5,000,000 shares of our common stock issued and outstanding on August 15, 2012. We anticipate that a definitive copy of this Information Statement will be mailed on or about August 28, 2012 to all shareholders of record as of the record date.

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PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY  STATEMENT,  BUT
RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENTS TO OUR ARTICLES OF INCORPORATION.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, since December 31, 2011, being the commencement of our last financial year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

     1.   any director or officer of our corporation;

     2.   any proposed  nominee for  election as a director of our  corporation;
          and

     3.   any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are listed below in the section entitled "Principal Shareholders and Security Ownership of Management". To our knowledge, no director has advised that he intends to oppose the Amendments, as more particularly described herein.

Principal Shareholders and Security Ownership of Management

As of August 15, 2012, we had a total of 5,000,000 shares of common stock ($0.0001 par value per share) issued and outstanding.

The following table sets forth, as of August 15, 2012, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

                                            Amount and Nature of     Percentage
Name and Address of Beneficial Owner        Beneficial Ownership     of Class(1)
------------------------------------        --------------------     -----------
Mordechay David                                  2,000,000               40%
2 Duchifat Street, Kibbutz Dovrat
D.N. Emek Yezreel,  Israel 19325

Shamir Benita                                    2,000,000               40%
2 Duchifat Street, Kibbutz Dovrat
D.N. Emek Yezreel,  Israel 19325

All Directors and Executive Officers             4,000,000               80%
as a Group

All 5% owners as a Group                                 0                0%

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(1)  Based on  5,000,000  shares of common stock  issued and  outstanding  as of
     August 15, 2012. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting and investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with
     respect  to  such  shares,   subject  to  community   property  laws  where
     applicable.

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
PROPOSAL #1 CHANGE OF NAME

Action and Effect

On August 15, 2012, our Board of Directors approved, subject to receiving the approval of a majority of the shareholders of our common stock, an amendment to our Articles of Incorporation to change our name from "Winecom, Inc." to "Green Innovations Ltd.".

To effect the name change we will file a Certificate of Amendment to our Articles of Incorporation with the Nevada Secretary of State. Concurrently with filing the Certificate of Amendment with the Nevada Secretary of State, we plan to notify the Financial Industry Regulatory Authority ("FINRA") of the proposed name change and to work with FINRA to obtain a new trading symbol for our common stock.

We believe that the name "Winecom, Inc." no longer accurately reflects our operations and interests as we have switched our business focus to identify and acquire business opportunities in the green and alternative energy industries.

Shareholder approval for the name change and required amendment to our Articles of Incorporation was obtained by written consent of holders of 4,000,000 common shares, representing approximately 80% of our issued and outstanding shares of common stock. The change in our name will not become effective until no less than twenty (20) days have passed after this Information Statement is first mailed to shareholders of our common stock, the appropriate filings have been made with the Nevada Secretary of State and until the name change is processed by FINRA.

PROPOSAL #2: INCREASE AUTHORIZED SHARE CAPITAL

Action and Effect

Our Articles of Incorporation currently authorizes the issuance of 100,000,000 shares of common stock and 50,000,000 shares of preferred stock, all with a $0.0001 par value. On August 15, 2012, our Board of Directors approved, subject to receiving the approval of a majority of the shareholders of our common stock, to file a Certificate of Amendment to our Articles of Incorporation to increase the authorized number of shares of our common stock from 100,000,000 shares to 150,000,000 shares, par value of $0.0001 per share.

The general purpose and effect of this amendment to our Articles of Incorporation is to increase our authorized share capital in order to enhance our ability to attract future financing and help effect a potential business combination.

We believe that increasing the amount of shares we can issue will increase our ability to attract investment by lowering the potential dilution faced by our shareholders. We are at all times investigating additional sources of financing which our board of directors believes will be in our best interests and in the best interests of our shareholders. We do not currently have any definitive agreements for any transaction that would require the issuance of additional shares of common stock. Our common shares carry no pre-emptive rights to purchase additional shares. The adoption of the amendment to our Articles of Incorporation will not of itself cause any changes in our capital accounts.

After the increase in authorized capital contemplated by this proposal as well as the stock split contemplated by Proposal #3, we will have 100,000,000 shares issued and outstanding and will be authorized to issue a further 50,000,000 shares.

Effect on Shareholders

The amendment to our Articles of Incorporation to increase our authorized share capital will not have any immediate effect on the rights of existing shareholders. However, our board of directors will have the authority to issue

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
authorized common stock without requiring future shareholders approval of such issuances, except as may be required by applicable law or exchange regulations. To the extent that additional authorized common shares are issued in the future, they will decrease the existing shareholders' percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to the existing shareholders.

Shares of authorized and unissued common stock could be issued (within limits imposed by applicable law) in one or more transactions. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of our company.

We do not have any provisions in our Articles of Incorporation, by laws, or employment or credit agreements to which we are party that have anti-takeover consequences. We do not currently have any plans to adopt anti-takeover provisions or enter into any arrangements or understandings that would have anti-takeover consequences. In certain circumstances, our management may issue additional shares to resist a third party takeover transaction, even if done at an above market premium and favoured by a majority of independent shareholders.

Shareholder approval to increase our authorized capital and required amendment to our Articles of Incorporation was obtained by written consent of holders of 4,000,000 common shares, representing approximately 80% of our issued and outstanding shares of common stock. The increase to our authorized share capital will not become effective until no less than twenty (20) days have passed after this Information Statement is first mailed to shareholders of our common stock and until the appropriate filings have been made with the Nevada Secretary of State and until the name change is processed by FINRA.

PROPOSAL #3: STOCK SPLIT

Action and Effect

On August 15, 2012, our Board of Directors approved, subject to receiving the approval of a majority of the shareholders of our common stock, a forward split of our current issued and outstanding common shares on the basis of 20 new common shares for 1 old common share.

We will obtain a new CUSIP number for the common stock at the time of the stock split. We must provide FINRA at least ten (10) calendar days advance notice of the effective date of the stock split in compliance with Rule 10b-17 under the Securities Exchange Act of 1934.

The purpose of the stock split is to increase the liquidity of our stock and make our company more attractive for potential business combinations and financing.

Shareholder approval for the forward split and the required notice to FINRA was obtained by written consent of holders of 4,000,000 common shares of our company, representing approximately 80% of our issued and outstanding shares of common stock. The forward split will not become effective until no less than twenty (20) days have passed after this Information Statement is first mailed to shareholders of our common stock, the appropriate filings have been made with the Nevada Secretary of State and until the name change is processed by FINRA.

Effect on Shareholders

After the effective day of the proposed stock split, each stockholder will own an increased number of shares of our common stock. As of the Record Date, 5,000,000 shares of common stock, par value of $0.0001, were issued and outstanding. Based on the number of shares issued and outstanding, we will have 100,000,000 shares outstanding, par value of $0.0001, immediately following the completion of the stock split. Further, any outstanding options, warrants and rights as of the effective date that are subject to adjustment will be adjusted accordingly. These adjustments may include adjustments to the number of shares of common stock that may be obtained upon exercise or conversion of the securities, the applicable exercise or purchase price as well as other adjustments.

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
The proposed stock split will affect all common stockholders uniformly and will not affect any shareholders' percentage interest our common stock compared to other shareholders.

We cannot predict the effect of any stock split upon the market price over an extended period and, in many cases the market value of a company's common stock following a split declines. We cannot assure you that the trading price of its common stock after the stock split will decrease exactly in inverse proportion to the increase in the number of shares of our common stock outstanding as a result of the stock split. The trading price of the common stock may change due to a variety of other factors, including our operating results and other factors related to our business and general market conditions.

After giving effect to this proposal, our capital structure will be as follows:

          Shares Authorized                               150,000,000
          Issued and Outstanding                          100,000,000
          Authorized and Reserved for Issuance                      0
          Authorized and Unreserved for Issuance           50,000,000

Tax Effect

The following discussion is a summary of the U.S. federal income tax consequences to a stockholder who exchanges shares pursuant to the stock split. This discussion is for general information only and is not intended to be a complete description of all potential tax consequences to a particular stockholder. Nor does it describe state, local or foreign tax consequences. Any written tax advice contained herein was not written or intended to be used (and cannot be used) by any taxpayer for the purpose of avoiding penalties that may be imposed under the U.S. Internal Revenue Code of 1986, as amended (the "Code").

This discussion is based on current provisions of the Code, Treasury regulations promulgated under the Code, Internal Revenue Service ("IRS") rulings and pronouncements, and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively. We have not sought nor will we seek any rulings from the IRS with respect to the U.S. federal income tax consequences discussed below. The discussion below is not in any way binding on the IRS or the courts or in any way constitutes an assurance that the U.S. federal income tax consequences discussed herein will be accepted by the IRS or the courts.

We will not recognize any gain or loss for tax purposes as a result of the stock split. Furthermore, the stock split will not result in the recognition of gain or loss to our common stockholders. The holding period for the shares of common stock each stockholder receives will include the holding period of the shares exchanged in the stock split. The aggregate adjusted basis of the new shares of common stock will be equal to the aggregate adjusted basis of the old shares exchanged in the stock split.

Shareholders should consult their own tax advisors to know their individual federal, state, local and foreign tax consequences.

DISSENTERS RIGHTS

Under the General Corporation Law of the State of Nevada, shareholders of our common stock are not entitled to dissenter's rights of appraisal with respect to our proposed Amendments.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street NW, Washington, D.C. 20549. Copies of such material can also be obtained upon written request addressed to the Commission,

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
Public Reference Section, 100 F Street NW, Washington D.C. 20549, at prescribed rates. The Commission maintains a website on the Internet (http://www.sec.gov) that contains the filings of issuers that file electronically with the Commission through the EDGAR system.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Winecom, Inc. has duly caused this report to be signed by the undersigned hereunto authorized.

August 28, 2012

WINECOM, INC.


By: /s/ Bruce Harmon
    ---------------------------------------
    Bruce Harmon
    President (Principal Executive Officer)
    and Director

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
                                   SCHEDULE A

ROSS MILLER
Secretary of State
254 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

                                              ABOVE SPACE IS FOR OFFICE USE ONLY

              Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of Corporation:

WINECOM, INC.

2. The articles have been amended as follows (provide article numbers, if available):

Article 1 be amended to state: The name of the Corporation is Green Innovations Ltd.

Articles 3 be amended to state: The Capital Stock shall consist of 150,000,000 shares of common stock, $0.0001 par value, all of which stock shall be entitled to voting power, and 50,000,000 shares of preferred stock, $0.0001 par value. To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.195 and 78.1955), as the same now exists or may hereafter be amended or supplemented, the Board of Directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of capital stock of the Corporation. The Corporation may issue the shares of stock for such consideration as may be fixed by the Board of Directors.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 80%

4. Effective date of filing  (optional):
   (must be no later than 90 days after the certificate is filed)


5. Officer Signature (Required)  /s/
                                ------------------------------
* If any proposed amendment would alter or change any preferences or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote. In addition to the affirmative vote otherwise required of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

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